Exhibit 10.2

June 27, 2012

Tile Shop Holdings, Inc.
14000 Carlson Parkway
Plymouth, MN 55441

JWC Acquisition Corp.
Bay Colony Corporate Center
North Entrance
1000 Winter Street, Suite 4300
Waltham, MA 02451

Re:	Sellers Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the shares of common stock of Tile Shop Holdings, Inc., a Delaware corporation (“Holdings”) constituting Registable Securities under the Registration Rights Agreement of even date by and among Holdings, JWC Acquisition Corp. (“Buyer”) and the undersigned (“Registration Agreement”) in connection with the transactions contemplated by the Contribution and Merger Agreement by and among Buyer, The Tile Shop, LLC, ILTS, LLC, The Tile Shop, Inc., JWTS, Inc. and each of the other Members of the Company, Nabron International, Inc, Holdings, TS Merger Subsidiary, Inc. and Peter Jacullo, in his capacity as Sellers’ Representative, as amended from time to time (the “Definitive Agreement”). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Definitive Agreement.

This Agreement is being executed and delivered simultaneously with the execution and delivery of the Definitive Agreement and the Registration Agreement, among others, and shall become effective as of the Closing Date. In the event the Definitive Agreement is terminated prior to the Closing Date, this Agreement shall terminate without any further action by any of the parties hereto and no party shall have any liability or further obligation to any other party to this Agreement.

In order to induce Buyer to enter into the Definitive Agreement and to consummate the transactions contemplated by the Definitive Agreement, the undersigned hereby agrees that, during a period commencing on the Closing Date and ending on the earlier of (i) one year after the Closing Date or earlier if subsequent to the Closing Date the last sales price of Holdings Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30 trading day period commencing at least 150 days after the Closing Date, or (ii) the date when Holdings consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the stockholders of Holdings having the right to exchange their shares of Holdings Common Stock for cash, securities or other property (the “Lock-Up Period”), the undersigned: will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option or purchase or otherwise dispose of or agree to dispose of, directly or indirectly, the Closing Holdings Shares, or establish or increase a “put equivalent position”, or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, in respect of the Closing Holdings Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Closing Holdings Shares, whether any such transaction is to be settled by delivery of Closing Holdings Shares or such other securities, in cash or otherwise or (C) publicly announce any intention to effect any transaction specified in clauses (A) or (B).

The undersigned hereby authorizes Holdings during the Lock-Up Period to cause the transfer agent for the Holdings Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Closing Holdings Shares for which the undersigned is the record holder and, in the case of Holdings Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the undersigned’s Closing Holdings Shares.

The undersigned hereby further agrees that during the Lock-Up Period the undersigned will not file or participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of the undersigned’s Closing Holdings Shares; provided that the undersigned may exercise its rights pursuant to that certain registration rights agreement entered into simultaneously with the execution and delivery of the Definitive Agreement and request that a registration statement relating to the Closing Holdings Shares be filed prior to the end of the Lock-Up Period if such registration statement does not become effective until after the end of the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the Closing Holdings Shares owned by him or her:

(i)	by gift or other transfer to a member of the undersigned’s immediate family or to a trust, corporation, partnership or limited liability company established for estate planning purposes, the beneficiaries, stockholders, partners or members of which are members of the undersigned’s immediate family or a charitable organization;

(ii)	by virtue of the laws of descent and distribution upon the death of the undersigned;

(iii)	pursuant to a qualified domestic relations order;

(iv)	to the stockholders, partners or members of the undersigned or a corporation, partnership or limited liability company that is a permitted transferee hereunder; or

(v)	in the event that, subsequent to the Closing Date, Holdings consummates a merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Holdings common stock for cash, securities or other property;

provided that in the case of clauses (i) through (iv) those permitted transferees and any stockholder, partner or member thereof enter into a written agreement with Holdings agreeing to be bound by the transfer instructions contained herein.

The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall constitutes one and the same investment.

This Agreement may not be amended prior to the Closing Date without the written consent of Buyer and may not be amended after the Closing Date without the approval of the Audit Committee of the Board of Directors of Holdings.

Very truly yours,

SELLERS:

For and on behalf of
NABRON INTERNATIONAL, INC.

By:	/s/ Raymond Long Sing Tang, /s/ Louise Mary Garbarino
Name: Raymond Long Sing Tang / Louise Mary Garbarino
Title: Authorized Signatures

THE TILE SHOP, INC.

By:	/s/ Robert A. Rucker
Name: Robert A. Rucker
Title: CEO

ILTS, LLC

By:	/s/ Andrea K. Jensen
Name: Andrea K. Jensen
Title: Manager

JWTS, INC.

By:	/s/ Peter J. Jacullo, III
Name: Peter J. Jacullo, III
Title: President

By:	/s/ Peter H. Kamin
Name: Peter H. Kamin
as Trustee of the Peter H. Kamin Revocable Trust

By:	/s/ Peter H. Kamin
Name: Peter H. Kamin
as Trustee of the Peter H. Kamin Childrens’ Trust

[Signature Page to Lock-up Agreement]

By:	/s/ Peter H. Kamin
Name: Peter H. Kamin, as Trustee under the
Peter H. Kamin GST

3K LIMITED PARTNERSHIP

By:	/s/ Peter H. Kamin
Name: Peter H. Kamin
Title: Trustee, Managing Partner

/s/ Todd Krasnow
Todd Krasnow

FAMILY OFFICE INVESTORS LLC

By:	/s/ Mark Riser
Name: Mark Riser
Title: Sole Member

/s/ Warren W. Garden
Warren W. Garden

/s/ Irene P. McCarthy
Irene P. McCarthy

/s/ Robert McCarthy
Robert McCarthy

[Signature Page to Lock-up Agreement]

Acknowledged and Agreed:

TILE SHOP HOLDINGS, INC.

By:	/s/ Robert A. Rucker
	Name:	Robert A. Rucker
	Title:	President

JWC ACQUISITION CORP.

By:	/s/ Adam L. Suttin
	Name:	Adam L. Suttin
	Title:	President

[Signature Page to Lock-up Agreement]